As filed with the U.S. Securities and Exchange Commission November 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Achilles Therapeutics plc

(Exact name of Registrant as specified in its Charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

245 Hammersmith Road

London W6 8PW

Tel. No.: +44 (0)20 8154 4600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mitchell S. Bloom

Seo Salimi

Sophie C. McGrath

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Tel. No.: (617) 570-1000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term ‘‘new or revised financial accounting standard’’ refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2022

PROSPECTUS

$200,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Warrants

Units

Debt Securities

and

5,543,454 Ordinary Shares in the Form of American Depositary Shares

Offered by the Selling Shareholder

This prospectus will allow us to offer and sell from time to time at prices and on terms to be determined at or prior to the time of one or more offerings, up to $200,000,000 of any combination, together or separately, of ordinary shares; ordinary shares in the form of American Depositary Shares, or ADSs; warrants; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities, the debt securities may be convertible into or exchangeable for ordinary shares or other debt securities. In addition, this prospectus relates to the resale, from time to time, of up to an aggregate of 5,543,454 shares of our ordinary shares in the form of ADSs by the selling shareholder named in this prospectus, including its donees, pledgees, transferees, assignees or other successors-in-interest. We will not receive any proceeds from sales of the shares offered by the selling shareholder although we will incur expenses in connection with such offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our ordinary shares in the form of ADSs are traded on the NASDAQ Global Select Market under the symbol “ACHL.”

We may offer and sell our securities in one offering or in separate offerings, to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

We are an ‘‘emerging growth company’’ as that term is used in the U.S. Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the U.S. Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $200,000,000. In addition, under this shelf registration process, the selling shareholder named in this prospectus may offer or sell shares of our ordinary shares in one or more offerings from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we, or the selling shareholder, sells securities, we or the selling shareholder will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we, nor the selling shareholder, have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Achilles,” “the company,” “we,” “us” and “our” refer to: (i) Achilles Therapeutics UK Limited (and, where the context requires, its subsidiaries) prior to the completion of our corporate reorganization; (ii) Achilles TX Limited (and, where the context requires, its subsidiaries) following the completion of our corporate reorganization, but prior to the re-registration of Achilles TX Limited as a public limited company and the change of its name to Achilles Therapeutics plc; and (iii) Achilles Therapeutics plc (and, where the context requires, its subsidiaries) following the corporate reorganization and subsequent re-registration of Achilles TX Limited as a public limited company and the change of its name to Achilles Therapeutics plc.

We own various trademark registrations and applications, and unregistered trademarks, including ACHILLES, PELEUS, VELOS and our corporate logo. All other trade names, trademarks and service marks referred to in this Annual Report, are the property of their respective owners. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as an indicator that their respective owners will not assert their rights thereto to the fullest extent under applicable law. We do not intend to use or display other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as issued by the Financial Accounting Standards Board, or FASB. Our consolidated financial statements are presented in U.S. Dollars. All references in this prospectus to “$” are to U.S. dollars and all references to “£” are to pounds sterling.

ii

SUMMARY

About the Company

We are a clinical stage immuno-oncology biopharmaceutical company developing transformative precision T cell therapies to treat multiple types of solid tumors. We are focused on advancing cancer therapies through our pioneering work in the field of tumor evolution and our belief that clonal neoantigens represent the most specific class of cancer cell targets. Our platform enables us to identify mutations formed early in the development of a cancer that give rise to antigens that are expressed by all of a patient’s cancer cells but are absent from healthy tissue. We refer to this novel class of solid tumor targets as clonal neoantigens. To identify clonal neoantigens in a patient we have developed a proprietary bioinformatic platform called PELEUS. This platform employs sophisticated statistical algorithms trained on the unique tumor genetic data derived from our exclusive license to data from the TRACERx study, which aims to analyze tumor samples from more than 840 non-small cell lung cancer, or NSCLC, patients. Once we have identified the clonal neoantigens, our proprietary manufacturing process, VELOS, uses the patient’s T cells and blood-derived dendritic cells to create a clonal neoantigen-reactive T cell, or cNeT, therapy that specifically targets multiple clonal neoantigens to eradicate the tumor or tumors. We are currently conducting two open-label Phase I/IIa trials to evaluate our cNeT product candidate, ATL001, in advanced NSCLC and metastatic or recurrent melanoma and expect to report additional patient data from these trials in the second half of 2022. We are also using our Material Acquisition Platform, or MAP, network, which consists of a network of participating medical facilities, to collect tissue samples from other tumor types, such as head and neck squamous cell carcinoma, or HNSCC, renal cell carcinoma, or RCC, triple negative breast cancer, or TNBC, and bladder cancer, to develop our PELEUS platform to identify clonal neoantigens in these tumor types.

Our Pipeline

We believe our cNeT is uniquely positioned to overcome the challenges faced by existing immunotherapies for the treatment of solid tumors. We have worldwide rights to our cNeT programs and are currently developing them for the treatment of the following solid tumor indications:

Depending on the results of our Phase I/II trials, we plan to engage with the appropriate regulatory authorities to discuss potential pathways to registration.

We are currently conducting a Phase I/IIa, open-label, proof-of-concept trial in each of advanced NSCLC, referred to as CHIRON, and metastatic or recurrent melanoma, referred to as THETIS. We have prioritized the tumor types that we are seeking to address based on criteria we believe will maximize the potential of our programs to demonstrate a clinical benefit, including clonal neoantigen burden, TIL infiltration, tumor accessibility, as well as commercial factors such as high unmet medical need. Our Phase I/IIa trials are evaluating safety and tolerability of cNeT and assessing clinical efficacy based primarily on the change from baseline in tumor size, response rate and duration of response. Data from the first eight patients were presented in November 2021 and we expect to generate additional patient data in the fourth quarter of 2022.

We believe the principles of tumor evolution to be common across many tumor types enabling our cNeT approach to be broadly applicable. As such, we have built up our MAP network to acquire and analyze tumor samples from multiple different indications to facilitate the development of follow-on indications for our cNeT, such as HNSCC, RCC, TNBC and bladder cancer. Our investigational new drug application, or IND, for HNSCC was accepted by the FDA in January 2022 for VELOS Process 1 manufacturing and we expect to make additional submissions for our other earlier stage programs in the future.

Our Team

Our management team has a strong track record of delivery including expertise in cancer immunology, oncology drug development, cell therapy process development, manufacturing and supply chain management. We are led by Dr. Iraj Ali, our Chief Executive Officer. Dr. Ali was formerly a Managing Partner of Syncona, where he served as an Investment Director at Nightstar Therapeutics (acquired by Biogen) and Blue Earth Diagnostics (acquired by Bracco Imaging), and was previously an Associate-Principal at McKinsey & Co. Our Chief Scientific Officer and co-founder is Professor Sergio Quezada, who is a recognized leader in the field of immune regulation and cancer immunology and was a founder of TUSK Therapeutics, an immuno-oncology company acquired by Roche. Our Chief Medical Officer and co-founder is Professor Karl Peggs, who was formerly a Professor of Transplant Science and Cancer Immunotherapy at University College London. Professor Peggs has significant experience in the clinical translation of T cell therapies and is the Director of the Cellular Immunotherapy Unit at University College London Hospitals NHS Trust, or UCLH. Our Scientific Advisory Board also includes our other scientific founders, Professors Charles Swanton and Mark Lowdell, who are leaders in the respective fields of tumor evolution and cell manufacturing.

Corporate Information

Achilles Therapeutics Limited was incorporated under the laws of England and Wales in May 2016, under the name AchillesTX Limited and, until the completion of our corporate reorganization, was the holding company for Achilles Therapeutics US, Inc. In October 2016, AchillesTX Limited changed its name to Achilles Therapeutics Limited.

In January 2021, Achilles Therapeutics Limited changed its name to Achilles Therapeutics UK Limited. Achilles Therapeutics plc was incorporated under the laws of England and Wales in November 2020 as the holding company for Achilles Therapeutics Holdings Limited, under the name Achilles TX Limited. In November 2020, following the incorporation of Achilles TX Limited, Achilles Therapeutics Holdings Limited was incorporated under the laws of England and Wales as a wholly owned subsidiary of Achilles Therapeutics plc, to become a holding company for Achilles Therapeutics UK Limited and Achilles Therapeutics US, Inc. following completion of a corporate reorganization. Our registered office is located at 245 Hammersmith Road, London, W6 8PW, United Kingdom, and our telephone number is +44 (0)20 8154 4600. Our website address is www.achillestx.com. We have included our website address in this prospectus solely as an inactive textual reference. Our agent for service of process in the United States is Cogency Global Inc.

Corporate Reorganization

Pursuant to the terms of a corporate reorganization effected in December 2020, all shareholders of Achilles Therapeutics UK Limited exchanged each of the shares held by them for equivalent shares (both in terms of number and class but with a nominal value per share of £1.20) in Achilles TX Limited and, as a result, Achilles Therapeutics UK Limited became a wholly-owned subsidiary of Achilles TX Limited. In February 2021, Achilles TX Limited was re-registered as a public limited company and was renamed as Achilles Therapeutics plc. Following this, Achilles Therapeutics plc sold the entire issued share capital of Achilles Therapeutics UK Limited to Achilles Therapeutics Holdings Limited for two newly issued ordinary shares of £1.00 each in the capital of Achilles Therapeutics Holdings Limited. As a result, Achilles Therapeutics UK Limited became a wholly-owned subsidiary of Achilles Therapeutics Holdings Limited and Achilles Therapeutics US, Inc. became an indirect wholly-owned subsidiary of Achilles Therapeutics Holdings Limited. Following completion of this transfer, Achilles Therapeutics UK Limited distributed the entire issued share capital of Achilles Therapeutics US, Inc. to Achilles Therapeutics Holdings Limited. Immediately prior to completion of our initial public offering, we reorganized our share capital into two classes of ordinary shares: ordinary shares and Class A ordinary shares, each with a nominal value of £0.001.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

the ability to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” disclosure;

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act; and

•

an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

Generally, we may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act which would occur if the market value of our ordinary shares (including in the form of ADSs) held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion of non-convertible debt.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of The Nasdaq Stock Market. Consequently, even after we no longer qualify as an emerging growth company, we will not be subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our executive officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information.

Both foreign private issuers and emerging growth companies are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, if we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we no longer qualify as a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We will remain a foreign private issuer until such time that 50% or more of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of board of directors or our executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain of these reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold equity securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including: (i) the Annual Report on Form 20-F for the year ended December 31, 2021 filed with the Securities and Exchange Commission, or SEC, on March 1, 2022, which is incorporated herein by reference; and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain express or implied forward-looking statements that involve substantial risks and uncertainties. Any statements contained or incorporated by reference herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus and the documents incorporated by reference herein are based upon information available to our management as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, and we are responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the success, cost and timing of our research activities and clinical trials;

•

the timing, scope or likelihood of regulatory filings and approvals, including timing of IND and Biologics License Application filings for our current and future programs and any future product candidates, and final U.S. Food and Drug Administration, European Medicines Agency, United Kingdom Medicines and Healthcare products Regulatory Agency or other foreign regulatory authority approval of our current programs or follow-on indications and any future product candidates;

•	our ability to develop and advance additional follow-on indications as well as any future product candidates into, and successfully complete, clinical studies;

•

our ability to continue to innovate, improve and develop our technology platform, including continuing to develop and improve our PELEUS bioinformatic platform and VELOS manufacturing process and to evaluate new approaches to our manufacturing process;

•	our ability to expand our MAP network to increase our network of clinical sites;

•	our ability to establish future collaborations or strategic relationships or obtain additional funding;

•	the rate and degree of market acceptance and clinical utility of our current and future programs and any future product candidates we may develop;

•

our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering product candidates we may develop, including the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	regulatory developments in the United States, the United Kingdom, the European Union and other countries and regions;

•	competitive companies, technologies and our industry and the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved;

•	the accuracy of our estimates of our future revenue, expenses, capital requirements and needs for additional financing;

•	our estimates regarding the market opportunities for our current and future programs and any future product candidates;

•	whether we are classified as a controlled foreign corporation and/or a passive foreign investment company for future periods;

•	our ability to overcome the challenges posed by the ongoing COVID-19 pandemic to the conduct of our business; and

•	our expectations regarding use of the proceeds from the sale of securities under this prospectus.

You should refer to the section titled “Risk Factors” in our most recent Annual Report on Form 20-F, this prospectus, and our other reports filed with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, the documents incorporated by reference herein and the documents that we reference in this prospectus and have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the continued development of our product candidates and cell therapy platform and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in a variety of capital preservation instruments, including short-term interest-bearing securities and investment-grade instruments.

We will not receive any proceeds from the sale of our ordinary shares owned by the selling shareholder. We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement, as defined below, and will reimburse the selling shareholder for the reasonable fees and disbursements of one firm or counsel to act as counsel for the selling shareholder in connection with the offering made by the selling shareholder.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in England and Delaware. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of English law and our articles of association, a copy of which is incorporated by reference from Exhibit 1.1 to our Annual Report on Form 20-F, filed with the Securities and Exchange Commission.

Issued share capital

As of September 30, 2022, the issued share capital of Achilles Therapeutics plc comprised of 39,322,396 ordinary shares, 1,616,367 Class A non-voting ordinary shares and one deferred share.

Ordinary shares

Our ordinary shares have the rights and restrictions described in “—Key provisions of our articles of association” below. In accordance with our articles of association, the following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•

the holders of our ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings and receive a copy of every report, accounts, circular or other documents sent out by us to our shareholders; and

•	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Class A ordinary shares

Our Class A ordinary shares have the rights and restrictions described in “—Key provisions of our articles of association” below. In accordance with our articles of association, the following summarizes the rights of holders of our Class A ordinary shares:

•	the Class A ordinary shares are identical to our ordinary shares in all respects, except that the holders of our Class A ordinary shares will not be entitled to vote on shareholder matters; and

•

holders of our Class A ordinary shares will have the right to convert each such Class A ordinary share into one ordinary share at the holder’s election, unless, as a result of such conversion, the holder and its affiliates would own more than 9.99% of the combined voting power of our outstanding share capital, and subject to certain additional restrictions as more particularly described in our articles of association. A Class A ordinary share, once converted to an ordinary share, may not be converted back into a Class A ordinary share.

Deferred shares

Our deferred share, created as part of our reverse share split, has the rights and restrictions set out in our articles of association. In summary:

•

holders of our deferred shares are not entitled to vote on shareholder matters, or receive notice of, attend, speak or vote at our general meetings or receive copies of our reports, accounts, circulars or other documents sent to our shareholders;

•	holders of our deferred shares shall not be entitled to receive any dividends or participate in our profits;

•

in the event of a winding up or our liquidation, the deferred shares shall only participate in our surplus assets to the extent that each ordinary share and Class A ordinary share has first received the amount paid up on that share plus the sum of £1,000,000 in respect of each ordinary share and Class A ordinary share; and

•	the deferred shares shall not be transferable, save as in accordance with the limited circumstances set out in our articles of association.

Shareholder register

We are required by the Companies Act 2006 to keep a register of our shareholders. Under English law, the ordinary shares and Class A ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares and Class A ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services plc. Our share register will also show the details of the holder(s) of our deferred shares.

Holders of the ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominee is the holder of the ordinary shares underlying the ADSs. Holders of the ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on the ADSs and ADS holder rights, see “Description of American depositary shares” in this prospectus.

Under the Companies Act 2006, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We are also required by the Companies Act 2006 to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:

•	the name of any person, without sufficient cause, is wrongly entered in or omitted from our share register; or

•	there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a member.

Registration rights

Certain holders of our ordinary shares are entitled to rights with respect to the registration of such securities under the Securities Act of 1933, as amended, or the Securities Act. These rights are provided under the terms of a registration rights agreement between us and holders of our shares, or the registration rights agreement. The registration rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights.

Demand registration rights

Certain holders of our ordinary shares are entitled to demand registration rights. Under the terms of the registration rights agreement, we will be required, upon the written request of holders of a majority of these securities to file a registration statement and use best efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the registration rights agreement.

Short-form registration rights

Pursuant to the registration rights agreement, if we are eligible to file a registration statement on Form F-3 or Form S-3, upon the written request of holders of these securities at an aggregate offer price of at least $10.0 million, we will be required to effect a registration of such shares. We are required to effect only two registrations in any twelve month period pursuant to this provision of the registration rights agreement. The right to have such shares registered on Form F-3 or Form S-3 is further subject to other specified conditions and limitations.

Piggyback registration rights

Pursuant to the registration rights agreement, if we register any of our securities either for our own account or for the account of other shareholders, other than in connection with our initial public offering or a registration for any employee benefit plan, corporate reorganization, or the offer or sale of debt securities, the holders of these shares are entitled to include their shares in the registration.

Indemnification

Our registration rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of registration rights

The registration rights granted under the registration rights agreement will terminate in the event of a share sale, as defined in our articles of association.

Key provisions of our articles of association

A summary of certain key provisions of our articles of association is set out below. The summary below is not a complete copy of the terms of our articles of association. For further information, please refer to the full version of our articles of association filed as Exhibit 1.1 to our annual report on Form 20-F which is incorporated herein by reference.

Our articles of association contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act 2006, our purpose is unrestricted.

Our articles of association contain, among other things, provisions to the following effect:

Share capital

Our share capital consists of ordinary shares, Class A ordinary shares and deferred shares. We may, in accordance with section 551 of the Companies Act 2006, be authorized by our shareholders to generally and unconditionally allot our shares or grant rights to subscribe for or convert any security into our shares by way of an ordinary resolution. We may issue these shares with such rights and restrictions as may be determined by the ordinary resolution, or if no ordinary resolution is passed or so far as the resolution does not make specific provision, as our board of directors may determine, including shares which are to be redeemed, or are liable to be redeemed at our option or the option of the holder of such shares. However, an amendment to our articles of association, which requires the passing of a special resolution, will be required to issue any shares other than ordinary shares, Class A ordinary shares or deferred shares.

Voting

The holders of our ordinary shares have the right to receive notice of, and to attend and vote at, our general meetings. Subject to any other provisions of our articles of association and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital, each holder of our ordinary shares who is present in person (or, in the case of a corporation, by representative) or by proxy at a general meeting will vote on a poll, and as a result will have one vote in respect of every share held by him or her.

For the avoidance of doubt, the holders of our Class A ordinary shares will not have the right to vote on our shareholder matters.

Variation of rights

Whenever our share capital is divided into different classes of shares, and save as where explicitly provided for in our articles of association, the special rights attached to any class may be varied or abrogated either: (i) with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares); or (ii) with the authority of a special resolution passed at a general meeting of the holders of the shares of that class, and may be so varied and abrogated while we are a going concern.

Dividends

We may, subject to the provisions of the Companies Act 2006 and our articles of association, by ordinary resolution from time to time declare dividends to be paid to shareholders according to their respective rights and interests in our profits, however no dividend shall exceed the amount recommended by our board of directors.

Subject to the provisions of the Companies Act 2006, our board of directors may declare interim dividends (including any dividend at a fixed rate) as appears to our board of directors to be justified by our profits available for distribution. Except as provided otherwise by the rights attached to shares, all dividends may be declared or paid in any currency. Our board of directors may decide the rate of exchange for any currency conversions that may be required and how any costs involved in such conversions are to be met.

All dividends that remain unclaimed after a period of twelve years from the date after they were first declared or became due for payment shall, if our board of directors so resolves, be forfeited and shall cease to remain owing by us.

Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by us or in respect of a share shall bear interest as against us.

Liquidation

On a distribution of assets on a liquidation, dissolution or winding-up:

•

the surplus assets remaining after payment of our liabilities shall be distributed among the holders of our ordinary shares and Class A ordinary shares in proportion to the number of our ordinary shares and/or Class A ordinary shares held, irrespective of the amount paid or credited as paid on any share; and

•

the deferred shares shall only participate in our surplus assets to the extent that each ordinary share and Class A ordinary share has first received the amount paid up on that ordinary shares plus the sum of £1,000,000 in respect of each ordinary share and Class A ordinary share.

Transfer of ordinary shares and Class A ordinary shares

Subject to the restrictions set out in our articles of association, each shareholder may transfer all or any of his shares which are in certificated form by means of an instrument of transfer in any usual form or in any other form which our board of directors may approve. Each shareholder may transfer all or any of their shares which are in uncertificated form by means of a “relevant system” (i.e., the CREST System) in such manner provided for, and subject as provided in, the uncertificated securities rules (as defined in our articles of association) (i.e., the CREST Regulations).

Our board of directors may, in its absolute discretion, refuse to register a transfer of shares in certificated form unless:

(i)	it is for a share which is fully paid up;

(ii)	it is for a share upon which we have no lien;

(iii)	it is only for one class of share;

(iv)	it is in favor of a single transferee or no more than four joint transferees;

(v)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of our board of directors to be exempt from stamp duty; and

(vi)

it is delivered for registration to our registered office (or such other place as our board of directors may determine), accompanied (except in the case of a transfer by a person to whom we are not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by such transferor or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

Our board of directors shall not refuse to register any transfer of partly paid shares in respect of which ADSs are admitted to Nasdaq on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

Our board of directors may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system (in each case as defined in our articles of association) (i.e., the CREST Regulations and the CREST System).

Allotment of shares and preemption rights

Subject to the Companies Act 2006 and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as we may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as our board of directors may determine (including shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares). However, an amendment to our articles of association, which requires the passing of a special resolution, will be required to issue any shares other than ordinary shares, Class A ordinary shares or deferred shares.

In accordance with section 551 of the Companies Act 2006, our board of directors may be generally and unconditionally authorized to exercise all of our powers to allot shares or grant rights to subscribe for or to convert any security into shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment. The authorities referred to above were included in the ordinary resolution of our shareholders passed on March 15, 2021 and remain in force at the date of this prospectus.

Pursuant to section 561 of the Companies Act 2006, shareholders are granted preemptive rights when new shares are issued for cash. However, it is possible for our articles of association, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and eligible to vote at that general meeting, to disapply these preemptive rights. Such a disapplication of preemption rights may be for a maximum period of up to five years from the date of the shareholder resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years).

On March 15, 2021, our shareholders approved the disapplication of preemptive rights for a period of five years from the date of approval by way of a special resolution of our shareholders. This included the disapplication of preemption rights in relation to the allotment of our ordinary shares in connection with this offering. This disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).

Alteration of share capital

We may, in accordance with the Companies Act 2006, by ordinary resolution consolidate all or any of our share capital into a smaller number of shares of a larger nominal amount than our existing shares, or cancel any shares which, at the date of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of shares so cancelled, or sub-divide our shares, or any of them, into shares of a smaller nominal amount than our existing shares.

We may, in accordance with the Companies Act 2006, reduce or cancel our share capital or any capital redemption reserve or share premium account in any manner and with and subject to any conditions, authorities and consents required by law.

Board of directors

Appointment of directors

Unless otherwise determined by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than two and not more than fifteen.

Subject to our articles of association and the Companies Act 2006, we may by ordinary resolution appoint a person who is willing to act as a director and our board of directors shall have power at any time to appoint any person who is willing to act as a director, in both cases either to fill a vacancy or as an addition to the existing board of directors.

Our articles of association provide that our board of directors will consist of one class of directors constituting our entire board of directors. At each annual general meeting, the successors of directors will be elected to serve from the time of election and qualification until the subsequent annual meeting following election. Directors retiring at an annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting.

At every subsequent annual general meeting any director who has been appointed by our board of directors since the last annual general meeting must retire from office and may offer themselves for reappointment by the shareholders by ordinary resolution.

Proceedings of directors

Subject to the provisions of our articles of association, our board of directors may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, call a meeting of the directors.

The quorum for a meeting of our board of directors shall be fixed from time to time by decision of the board of directors, but it must never be fewer than two directors (or duly appointed alternative directors).

Questions and matters requiring resolution arising at a meeting shall be decided by a majority of votes of the participating directors, with each director having one vote. In the case of an equality of votes, the chairperson of the board will have a second or casting vote (unless the chairperson is not entitled to vote on the resolution in question).

Directors’ compensation

Directors shall be entitled to receive such fees as our board of directors shall determine for their services and for any other service which they undertake on our behalf provided that the aggregate fees payable to the directors must not exceed $500,000 per annum or such higher amount as may from time to time be decided by ordinary resolution. Directors shall be entitled to reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) for any special duties or services performed or rendered to us, as determined by our board of directors, and in respect of any employment or executive office. The directors shall also be entitled to be paid reasonable travel, hotel and other expenses properly incurred by them in connection with their attendance at meetings of shareholders or class meetings, board of director or committee meetings or otherwise in connection with the performance of their duties as directors.

Conflicts of interest

Our board of directors may, in accordance with the requirements in our articles of association, authorize any matter proposed to them by any director which would, if not authorized, involve a director breaching their duty under the Companies Act 2006, to avoid conflicts of interests.

A director seeking authorization in respect of such conflict shall declare to our board of directors the nature and extent of their interest in a conflict as soon as is reasonably practicable. The director shall provide our board of directors with such details of the matter as are necessary for our board of directors to decide how to address the conflict together with such additional information as may be requested by our board of directors.

Any authorization by our board of directors will be effective only if:

(i)

to the extent permitted by the Companies Act 2006, the matter in question shall have been proposed by any director for consideration in the same way that any other matter may be proposed to the directors under the provisions of our articles of association;

(ii)	any requirement as to the quorum for consideration of the relevant matter is met without counting the conflicted director and any other conflicted director; and

(iii)	the matter is agreed to without the conflicted director voting or would be agreed to if the conflicted director’s and any other interested director’s vote is not counted.

Permitted interests

Under our articles of association, certain transactions which would otherwise give rise to a conflict are considered to be permitted interests of our directors. In the event that these permitted interests arise, the director in question will still count towards the quorum requirements of the relevant meeting and be entitled to vote on resolutions relating to such permitted interests, including but not limited to the following matters:

(i)

the giving by such director of any security, guarantee or indemnity for any money or any liability which such director, or any other person, has lent or obligations such director or any other person has undertaken at the request, or for the benefit, of us or any of our subsidiary undertakings;

(ii)

the giving of any security, guarantee or indemnity to any other person for a debt or obligation which is owed by us or any of our subsidiary undertakings, to that other person if such director has taken responsibility for some or all of that debt or obligation. Such director can take this responsibility by giving a guarantee, indemnity or security;

(iii)

a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by us or any of our subsidiary undertakings, if such director takes part because such director is a holder of shares, debentures or other securities, or if such director takes part in the underwriting or sub-underwriting of the offer;

(iv)

any arrangement for the benefit of our employees or the employees of any of our subsidiary undertakings which only gives such director benefits which are also generally given to employees to whom the arrangement relates;

(v)

any arrangement involving any other company if such director (together with any person connected with such director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if such director knows that that such director has a relevant interest in a company. A company shall be deemed to be one in which such director has a relevant interest if and so long as (but only if and so long as) such director is to their knowledge (either directly or indirectly) the holder of or beneficially interested in one percent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to shareholders of that company;

(vi)	a contract relating to insurance which we can buy or renew for the benefit of our directors or a group of people which includes our directors; and

(vii)

a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees’ share scheme which gives such director benefits which are also generally given to the employees to whom the scheme relates.

A director is not permitted to vote (or count towards the quorum) on a resolution relating to their own appointment or the settlement or variation of the terms of their appointment to an office or place of profit with us, or any other company in which we have an interest.

Directors’ indemnity

Subject to the provisions of the Companies Act 2006, all of our directors, secretaries or other officers (other than an auditor) shall be indemnified against all any loss or liability incurred by them or in connection with their duties or powers in relation to us or any of our subsidiaries or any pension fund or employee’s shares scheme of us or any of our subsidiaries or in relation to our activities as trustee of any occupational pension scheme which is operated by us from time to time. This indemnity includes any liability incurred by a director in defending any civil or criminal proceedings in which judgment is given in that director’s favor or the director is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part and we may provide the director with funds to meet expenditure incurred in connection with the proceedings set out above.

General meetings

In accordance with the Companies Act 2006, we must convene and hold annual general meetings within the six-month period beginning with the day following our accounting reference date. Under the Companies Act 2006, an annual general meeting must be called by notice of at least 21 clear days and a general meeting must be called by notice of at least 14 clear days.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairperson of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by our articles of association, shareholders holding thirty-three and one-third percent (33 1/3%) of our issued shares (excluding any shares held as treasury shares) present in person or by proxy (or in the case of a corporation, by a representative) and entitled to vote shall be a quorum for all purposes.

Choice of forum/governing law

Our articles of association provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, for which, unless we consent by ordinary resolution to the selection of an alternative forum, the United States District Court for the Southern District of New York will be the exclusive forum. As a company incorporated in England and Wales, the choice of the courts of England and Wales as our exclusive forum for resolving all shareholder complaints, other than complaints arising under the Securities Act and the Exchange Act, allows us to more efficiently and affordably respond to such actions, and provides consistency in the application of the laws of England and Wales to such actions. Similarly, we have selected the United States District Court for the Southern District of New York as our exclusive forum for resolving shareholder complaints arising under the Securities Act and the Exchange Act in order to more efficiently and affordably respond to such claims. This choice of forum also provides both us and our shareholders with a forum that is familiar with and regularly reviews cases involving U.S. securities law. Although we believe this choice of forum benefits us by providing increased consistency in the application of U.S. securities law for the specified types of action, it may have the effect of discouraging lawsuits against our directors and officers by, among other things, increasing the costs of shareholder suits. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our articles of association, including the exclusive forum provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable. The enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our articles of association. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Borrowing powers

Subject to our articles of association and the Companies Act 2006, our board of directors may exercise all of our powers to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any of our debts, liabilities or obligations or any debt, liability or obligation of a third party.

Capitalization of profits

The directors may, if they are so authorized by an ordinary resolution of the shareholders, decide to capitalize any of our undivided profits not required for paying any preferential dividend (whether or not they are available for distribution), or any sum standing to the credit of any reserve or fund which is available for distribution or standing to the credit of our share premium account, capital redemption reserve or other undistributable reserve. The directors may also, subject to the aforementioned ordinary resolution, appropriate any sum which they so decide to capitalize to the persons who would have been entitled to it if it were distributed by way of dividend and in the same proportions.

Limitation on owning securities

Neither English law nor our articles of association restrict in any way the ownership or voting of our shares by non-residents.

Uncertificated shares

Subject to the Companies Act 2006 and any applicable uncertificated securities rules (as defined in our articles of association), our board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate and may make arrangements for a class of shares to be transferred to that relevant system.

Our board of directors may, subject to compliance with the uncertificated securities rules (as defined in our articles of association), determine at any time that title to any class of shares must be in certificated form and that such class of shares will cease to be transferred to a relevant system from a date specified by our board of directors. Our board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa. Ordinary shares and Class A ordinary shares may be changed from uncertificated to certificated form (and vice versa) in accordance with and subject to the uncertificated securities rules (as defined in our articles of association).

We may, by notice to the holder of an uncertificated share, require that share to be converted into certificated form.

If, and subject to our articles of association or pursuant to the Companies Act 2006, we are entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, such entitlement shall include the right of our board of directors to:

(i)	require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form;

(ii)	appoint any person to act on behalf of the holder of the uncertificated share to take such steps as may be required in order to effect the transfer of that share; and

(iii)

take such other action that our board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Unless our board of directors determines otherwise, shares which a shareholder holds in uncertificated form shall be treated as separate holdings from any shares which that shareholder holds in certificated form and any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

Our board of directors may take such other action that our board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it.

Other relevant UK laws and regulations

Takeover code

We believe that, as of the date of this prospectus, our place of central management and control is not in the UK (or the Channel Islands or the Isle of Man) for the purposes of the jurisdictional criteria of the Takeover Code. Accordingly, we believe that we are not currently subject to the Takeover Code and, as a result, our shareholders are not currently entitled to the benefit of certain takeover offer protections provided under the Takeover Code, including the rules regarding mandatory takeover bids (a summary of which is set out below). In the event that this changes, or if the interpretation and application of the Takeover Code by the Takeover Panel changes (including changes to the way in which the Takeover Panel assesses the application of the Takeover Code to English companies whose shares are listed outside of the UK), the Takeover Code may apply to us in the future.

Mandatory bid

The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under the Takeover Code:

(a)

any person who, together with persons acting in concert with them acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which they are already interested, and in which persons acting in concert with them are interested) carry 30% or more of the voting rights of a company; or

(b)

any person who, together with persons acting in concert with them, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with them, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which they are interested, such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the Takeover Panel should be consulted in advance in such cases.

(i)

An offer under Rule 9 of the Takeover Code must be in cash or be accompanied by a cash alternative and at the highest price paid for any interest in the shares by the person required to make an offer or any person acting in concert with them during the 12 months prior to the announcement of the offer.

(ii)

Under the Takeover Code, “persons acting in concert” comprise persons who, pursuant to an agreement or understanding (whether formal or informal and whether or not in writing) actively co-operate, through the acquisition by them of an interest in share in a company, to obtain or consolidate control of the company. “Control” means an interest or interests, in shares carrying in aggregate 30% or more of the voting rights of a company, irrespective of whether the holding or holdings give de facto control.

Squeeze-out

(i)

Under Sections 979 to 982 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired, or unconditionally contracted to acquire, not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, it could then compulsorily acquire the remaining 10%. It would do so by sending a notice to outstanding shareholders telling them that it will compulsorily acquire their shares, provided that no such notice may be served after the end of: (a) the period of three months beginning with the day after the last day on which the offer can be accepted; or (b) if earlier, and the offer is not one to which section 943(1) of the Companies Act 2006 applies (being an offer subject to the Takeover Code), the period of six months beginning with the date of the offer.

(ii)

Six weeks following service of the notice, the offeror must send a copy of it to the company together with the consideration for the ordinary shares to which the notice relates, and an instrument of transfer executed on behalf of the outstanding shareholder(s) by a person appointed by the offeror.

(iii)	The company will hold the consideration on trust for the outstanding shareholders.

Sell-out

(i)

Sections 983 to 985 of the Companies Act 2006 also give minority shareholders in the company a right to be bought out in certain circumstances by an offeror who has made a takeover offer. If a takeover offer relating to all the ordinary shares of the company is made and the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares and not less than 90% of the voting rights carried by those shares, at any time before the end of the period within which the offer could be accepted, any holder of shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of their right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period, or, if longer a period of three months from the date of the notice.

(ii)	If a shareholder exercises their rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Disclosure of interest in shares

Pursuant to Part 22 of the Companies Act 2006, a company incorporated in England and Wales is empowered by notice in writing to require any person whom the company knows to be, or has reasonable cause to believe to be, interested in the company’s shares or at any time during the three years immediately preceding the date on which the notice is issued to have been so interested, within a reasonable time to disclose to the company details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares.

Under our articles of association, if a shareholder defaults in supplying us with the required details in relation to the shares in question, or the Default Shares, within the prescribed period of 14 days, the shareholder shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings. Where the Default Shares represent 0.25% or more in nominal value of the issued shares of the class in question (calculated exclusive of any shares held as treasury shares), the directors may direct that:

•

any dividend or other money payable in respect of the Default Shares shall be retained by us without any liability to pay interest on it when such dividend or other money is finally paid to the shareholder; and/or

•

no transfer by the relevant shareholder of shares (other than a transfer permitted in accordance with the provisions of our articles of association) may be registered (unless such shareholder is not in default and the transfer does not relate to Default Shares).

Purchase of own shares

English law permits a public limited company to purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act 2006 and provided that its articles of association do not prohibit it from doing so. Our articles of association, a summary of which is provided above, do not prohibit us from purchasing our own shares. A public limited company must not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Any such purchase will be either a “market purchase” or “off-market purchase,” each as defined in the Companies Act 2006. A “market purchase” is a purchase made on a “recognized investment exchange” within the meaning of the UK Financial Services and Markets Act 2000, as amended, or FSMA, other than an overseas exchange. An “off-market purchase” is a purchase that is not made on a “recognized investment exchange.” Both “market purchases” and “off-market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off-market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company. Both resolutions authorizing “market purchases” and “off-market purchases” must specify a date, not later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Nasdaq is an “overseas exchange” for the purposes of the Companies Act 2006 and does not fall within the definition of a “recognized investment exchange” for the purposes of FSMA and any purchase made by us would need to comply with the procedural requirements under the Companies Act 2006 that regulate “off-market purchases.”

A share buy-back by a company of its shares will give rise to UK stamp duty reserve tax and stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company (rounded up to the next £5.00). The charge to stamp duty reserve tax will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument for stamp duty purposes has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

Our articles of association do not have conditions governing changes to our capital which are more stringent than those required by law.

Distributions and dividends

Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves, as determined on a non-consolidated basis. The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

As a public company, it is also not sufficient that we have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that our net worth is at least equal to the amount of our capital. A public company can only make a distribution:

•

if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Shareholder rights

Certain rights granted under the Companies Act 2006, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For English law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our share register. If a person who holds their ADSs in DTC wishes to exercise certain of the rights granted under the Companies Act 2006, they may be required to first take steps to withdraw their ADSs from the settlement system operated by DTC and become the registered holder of the shares in our share register. A withdrawal of shares from DTC may have tax implications. For additional information on the potential tax implications of withdrawing your shares from the settlement system operated by DTC, see “Material income tax considerations—UK taxation.”

Exchange controls

There are no governmental laws, decrees, regulations or other legislation in the UK that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs, other than, in accordance with currently applicable law, withholding tax requirements that may apply in respect of interest. There is no limitation imposed by English law or in our articles of association on the right of non-residents to hold or vote shares.

Differences in corporate law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided for in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except: (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause; or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors

Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually unless a resolution has first been unanimously passed confirming that a single resolution appointing two or more directors may be tabled at that meeting.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless: (i) otherwise provided in the certificate of incorporation or bylaws of the corporation; or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

	England and Wales	Delaware
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting within the six-month period beginning with the day following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves (or any of them representing more than one half of the total voting rights of all of them) convene a general meeting.

Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings

Under the Companies Act 2006, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting, subject to a company’s articles of association providing for a longer period. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a public company (that is not a “traded company,” as such term is defined in Part 13 of the Companies Act 2006) may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Quorum	Subject to the provisions of a company’s articles of association, the Companies Act 2006 provides that two shareholders present at a meeting (in person, by proxy or authorized representative under the	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall

	England and Wales	Delaware
	Companies Act 2006) shall constitute a quorum for companies with more than one shareholder.	a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the Companies Act 2006, “equity securities,” being: (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,”; or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Liability of Directors and Officers

Under the Companies Act 2006, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its shareholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

	England and Wales	Delaware
	company to: (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.	• any transaction from which the director derives an improper personal benefit.

Voting Rights	Our articles of association require that all shareholder matters are voted on by way of a poll vote. Each of our shareholders will have one vote for each share held by that shareholder. Under English law, an ordinary resolution is passed on a poll if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote on the resolution, vote in favor of it. A special resolution requires the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting. Voting by show of hands is not permitted under our articles of association and shareholders will only be permitted to vote by show of hands in the event that our articles of association are amended in the future to allow shareholder matters to be voted on by a show of hands.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

•  to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•  to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•  to exercise independent judgment;

•  to exercise reasonable care, skill and diligence;

•  to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he

England and Wales	Delaware

•  not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•  a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American depositary shares

The Bank of New York Mellon is the depositary for the ADSs. As depositary, The Bank of New York Mellon will register and deliver the ADSs. Each ADS represents one ordinary share (or a right to receive and to exercise the beneficial ownership interests in one ordinary share) deposited with The Bank of New York Mellon, or any successor, as custodian, acting through an office located in the United Kingdom. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286.

Holders of our ADSs may hold ADSs either: (A) directly: (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name; or (ii) by having uncertificated ADSs registered in your name; or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. English law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in “Where You Can Find Additional Information.” The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Dividends and other distributions

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees, taxes and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Material income tax considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may: (i) exercise those rights on behalf of ADS holders; (ii) distribute those rights to ADS holders; or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer. The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, withdrawal and cancellation

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting rights

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. The voting rights of holders of ordinary shares are described in “Description of share capital—Ordinary shares.”

If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of an annual general meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of England and Wales and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the annual general meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 45 days before the meeting date, but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary: (1) that we wish to be given a proxy; (2) we reasonably don’t know of any substantial opposition to the matters subject to vote; and (3) the matters subject to vote are not materially adverse to the shareholders, the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial shareholder opposition to the particular question; or

•	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT), telex and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and exchange offers; redemption, replacement or cancellation of deposited securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and termination

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933, as amended;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on obligations and liability

Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for depositary actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your right to receive the shares underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at an annual general meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct registration system

In the deposit agreement, all parties to the deposit agreement acknowledge that:

•

the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer; and

•

in connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Books of depositary; shareholder communications; inspection of register of holders of ADSs

The depositary will maintain ADS holder records at its depositary office. The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury trial waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or exchange rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, merger or sale; no protection in event of a change of control or highly leveraged transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares represented by ADSs and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ADSs and the number of ADSs to be received upon exercise;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences and any applicable material UK tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ADSs and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

SELLING SHAREHOLDER

The selling shareholder is a former holder of our preferred shares and current holder of our ordinary shares originally acquired through several private placements consummated prior to the completion of our initial public offering, or IPO, in April 2021. All preferred shares converted into ordinary shares in connection with our IPO. Syncona Portfolio Limited (“Syncona”) is a related party as Syncona owns more than 10% of our outstanding voting securities and is therefore one of our principal owners. In addition, the chief executive officer of Syncona Investment Management Limited, the investment manager of Syncona Limited (the ultimate parent company of Syncona), Dr. Martin Murphy, was a member of our board of directors until the completion of the IPO.

We are party to an amended and restated registration rights agreement with Syncona and certain of our other shareholders, dated as of February 8, 2021 (the “Registration Rights Agreement”), which provides the holders of our ordinary shares party thereto with certain rights with respect to the registration of ordinary shares held by them under the Securities Act of 1933, as amended. Additional information regarding such registration rights may be found in the section entitled “Item 10.B.–Memorandum and Articles of Association – Description of share capital and articles of association-Registration rights” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022, as well as any amendments thereto reflected in our subsequent filings with the SEC. We are registering the ADSs in order to permit the selling shareholder to offer their ordinary shares in the form of ADSs for resale from time to time.

When we refer to “selling shareholder” in this prospectus, we mean the shareholder listed in the table below.

The table below sets forth, to our knowledge, information about the selling shareholder as of September 30, 2022.

We do not know when or in what amounts the selling shareholder may offer ordinary shares (including in the form of ADSs) registered for resale pursuant to the registration statement of which this prospectus forms a part, and the selling shareholder might not sell any or all of such shares. Because the selling shareholder may offer all or some of such ordinary shares and because there are currently no agreements or understandings with respect to the sale of any ordinary shares, we cannot estimate the number of ordinary shares that will be held by the selling shareholder after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of such shares will be held by the selling shareholder.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our ordinary shares, including ordinary shares beneficially owned pursuant to outstanding options, warrants and other derivative securities that are exercisable or exchangeable for our ordinary shares within 60 days of September 30, 2022. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by any person named below.

The selling shareholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their ordinary shares since the date on which the information in the table below is presented. Information about the selling shareholder may change over time.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering(1)	Percentage of Shares Beneficially Owned Prior to the Offering	Number of Shares Registered for Sale Hereby(3)	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Syncona Portfolio Limited (2)	11,086,909	28.19%	5,543,454	5,543,455	14.10%

(1)

This table is based upon information supplied by the selling shareholder, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholder named in the table above has sole voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 39,322,396 shares outstanding on September 30, 2022, adjusted as required by rules promulgated by the SEC.
(2)

Syncona Portfolio Limited is a wholly owned subsidiary of Syncona Holdings Limited, which, in turn, is a wholly controlled subsidiary of Syncona Limited, a publicly-listed company. Each of Syncona Holdings Limited and Syncona Limited may be deemed to have voting and dispositive power over the securities held by Syncona Portfolio Limited. Investment and voting decisions with respect to these securities are made by Syncona Portfolio Limited acting upon the recommendation of an investment committee of Syncona Investment Management Limited, also a subsidiary of Syncona Holdings Limited. The members of this investment committee consist of Martin Murphy and Chris Hollowood. The address for Syncona Portfolio Limited is Arnold House, St Julian’s Avenue, St Peter Port, Guernsey GY1 3RD, Channel Islands.

(3)	The Securities to be registered for sale hereunder consist of 5,543,454 ordinary shares in the form of ADSs.

PLAN OF DISTRIBUTION

We and the selling shareholder may use any one or more of the following methods when disposing of their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to the selling shareholder’s members, partners, or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers who may agree with the selling shareholder to sell a specified number of such securities at a stipulated price per ADS or ordinary share; or

•	a combination of any such methods of sale.

The selling shareholder may, from time to time, pledge or grant a security interest in some securities owned by it and, if a selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholders to include the pledgee, transferee, or other successors-in-interest as the selling shareholder under this prospectus. The selling shareholder also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of ADSs offered by this prospectus, which ADSs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling shareholder may sell securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling shareholders pay for solicitation of these delayed delivery contracts.

The selling shareholder may be deemed to be an underwriter as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling shareholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling shareholder in the ordinary course of business.

We or the selling shareholder may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our ADSs are currently listed on the NASDAQ Global Select Market under the symbol “ACHL.” The other securities that may be offered under this prospectus and the related prospectus supplement may or may not be listed on a national securities exchange. Shares of our ADSs issued and sold by us under this prospectus will be listed on the NASDAQ Global Select market upon official notice of issuance. Any underwriters to whom shares of our ADSs are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The aggregate proceeds to the selling shareholder from the sale of ADSs offered by it will be the purchase price of such securities, less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ADSs to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholder.

The selling shareholder also may in the future resell a portion of the ADSs in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

Pursuant to the Registration Rights Agreement with the selling shareholder, we have agreed to indemnify in certain circumstances the selling shareholder against certain liabilities, including certain liabilities under the Securities Act. The selling shareholder has agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling shareholder may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling shareholder will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

We are required to pay all fees and expenses incident to the registration of ADSs to be offered and sold pursuant to this prospectus.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

There can be no assurance that we or the selling shareholder will sell all or any of the securities offered by this prospectus.

TAXATION

U.S. Federal Income Tax Considerations

Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Non-U.S. Tax Considerations

Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material UK tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Goodwin Procter LLP that there is currently no treaty between: (i) the United States; and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the UK are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Goodwin Procter LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•

the courts of England and Wales had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that the courts of England and Wales consider to relate to a penal, revenue or other public law);

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of the courts of England and Wales or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If the courts of England and Wales give a judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the courts of England and Wales discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings. It should also be noted that in the courts system of England and Wales the usual rule is that the losing party is ordered to pay the legal costs of the litigation that were incurred by the successful party. These costs are assessed by the courts of England and Wales at the conclusion of the litigation.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of U.S. federal law and English law will be passed upon for us by Goodwin Procter LLP and Goodwin Procter (UK) LLP, respectively.

EXPERTS

The consolidated financial statements of Achilles Therapeutics plc as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers and file annual and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.achillestx.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

Information Provided by Us

We will furnish holders of our ordinary shares with annual reports containing audited consolidated financial statements and a report by our independent registered public accounting firm. The audited consolidated financial statements will be prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as issued by the Financial Accounting Standards Board, or FASB . As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2021;

•	our reports on Form 6-K furnished to the SEC on May 4, 2022, June 28, 2022, August 9, 2022 and November 8, 2022;

•

the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 29, 2021 (File No. 001-40299), including any subsequent amendments or reports filed for the purpose of updating such description; and

•

any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: 245 Hammersmith Road, London, W6 8PW, United Kingdom, Attention: Company Secretary; our telephone number is +44 (0)20 8154 4600.

You also may access these filings on our website at www.achillestx.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Report on Form 20-F for the year ended December 31, 2021 and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus and any supplement to this prospectus, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2021.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

$200,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Warrants

Units

Debt Securities

and

5,543,454 Ordinary Shares in the Form of American Depositary Shares

Offered by the Selling Shareholder

Prospectus

            , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Subject to the Companies Act 2006, members of the registrant’s board of directors and its officers (excluding auditors) have the benefit of the following indemnification provisions in our articles of association:

Current and former members of the registrant’s board of directors or officers shall be:

i.

indemnified against any loss or liability which has been or may be incurred by them in connection with their duties or powers in relation to us, any associated company (as defined in the Companies Act 2006) or any pension fund or employee share scheme of ours or associated company and in relation to our (or associated company’s) activities as trustee of an occupational pension scheme, including any liability incurred in defending any civil or criminal proceedings in which judgment is given in his or her favor or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part or in connection with any application in which the court grants him or her, in his or her capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to our (or associated company’s) affairs; and

ii.	provided with funds to meet expenses incurred or to be incurred in defending any criminal or civil proceedings or application referred to above.

In the case of current or former members of the registrant’s board of directors, in compliance with the Companies Act 2006, there shall be no entitlement to reimbursement as referred to above for: (i) any liability incurred to the registrant or any associated company; (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature; (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted; (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director; and (v) any application for relief under the statutes of the UK and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.

In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Companies Act 2006 or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

The board of directors may decide to purchase and maintain insurance, at our expense, for the benefit of any relevant officer in respect of any relevant loss.

Item 9. Exhibits

A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5)	(i)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(j)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

4.1	Articles of Association, as amended, incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-40299) filed with the SEC on March 1, 2022.

4.2	Deposit Agreement and Form of American Depositary Receipt, incorporated by reference to Exhibits 2.1 and 2.2 to the Registrant’s Annual Report on Form 20-F (File No. 001-40299) filed with the SEC on March 1, 2022.

4.4*	Form of Warrant Agreement (including Warrant Certificate).

4.5*	Form of Unit Agreement.

4.6	Form of Senior Indenture.

4.7	Form of Subordinated Indenture.

5.1	Opinion of Goodwin Procter (UK) LLP.

5.2	Opinion of Goodwin Procter LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

107	Filing Fee Table.

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on November 8, 2022.

ACHILLES THERAPEUTICS PLC

By:	/s/ Iraj Ali
Iraj Ali, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

NOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Iraj Ali, Ph.D. and Daniel Hood, and each of them, as our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Achilles Therapeutics plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Iraj Ali
Iraj Ali, Ph.D.	Chief Executive Officer (Principal Executive Officer)	November 8, 2022

/s/ Robert Coutts
Robert Coutts	Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2022

/s/ Edwin Moses
Edwin Moses, Ph.D.	Director	November 8, 2022

/s/ Carsten Boess
Carsten Boess	Director	November 8, 2022

/s/ Bernhard Ehmer
Bernhard Ehmer, M.D.	Director	November 8, 2022

/s/ Michael F. Giordano
Michael F. Giordano, Ph.D.	Director	November 8, 2022

/s/ Julie O’Neill
Julie O’Neill	Director	November 8, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement, on November 8, 2022.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President